Exhibit 32



                          COGENCO INTERNATIONAL, INC.

                    Certification pursuant to 18 U.S.C. 1350
                          Principal Executive Officer

        To my knowledge: the annual report on Form 10-KSB for the period ended March 31, 2007, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Cogenco International, Inc. for the periods presented.


July 11, 2007


/s/ David W. Brenman
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David W. Brenman, Chief Executive
Officer and Chief Financial Officer